EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-30766) and related Prospectus of Secure Computing Corporation for the registration of 1,989,786 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP



Minneapolis, Minnesota
March 27, 2000